EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-72601, 333-72599, 333-09365, 333-09375, 333-125929, 333-125931, 333-125934 and 333-130583) of FPIC Insurance Group, Inc. of our report dated May 29, 2009 and November 13, 2009 relating to the consolidated financial statements of Advocate, MD Financial Group Inc., which appears in this Current Report on Form 8-K/A.

January 27, 2010	/s/ Calhoun, Thomson + Matza, LLP
Austin, Texas

Form 8-K: 5